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                                                                    EXHIBIT 23.1

                   CONSENT AND REPORT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 23, 1998, except for Note 7, as to which the date
is July 21, 1998, in the Registration Statement (Form S-1 No. 333-    ) and
related Prospectus of GemStone Systems, Inc. for the registration of 2,875,000 shares of its common stock.

Our audits also included the financial statement schedule of GemStone System, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Walnut Creek, California
July 22, 1998

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    The foregoing consent and opinion is in the form that will be signed upon the completion of the 0.55-for-one reverse stock split as described in Note 7 to the consolidated financial statements.

                                          /s/ ERNST & YOUNG LLP

Walnut Creek, California
July 22, 1998